                                                                    Exhibit 23.4



                    [Clifton Gunders on L.L.C. Letterhead]


The Board of Directors
First Federal Bank, F.S.B.

We consent to the inclusion of our report dated March 23, 1999 on the financial statements of First Federal Bank, F.S.B. as of and for the year ended February 28, 1999 in First Federal Bank shares, Inc.'s Form SB-2 - Amendment No. 1 to be filed with the Securities and Exchange Commission and in First Federal Bank, F.S.B.'s Application for Conversion on Form AC.

/s/ Clifton Gunderson L.L.C.

CLIFTON GUNDERSON L.L.C.
Peoria, Illinois
June 20, 2000